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                                                                        Exhibit
11.1

                                        WIRELESS TELECOM GROUP, INC.
                                   COMPUTATION OF PER SHARE EARNINGS
                                                (Unaudited)



                                      For the Three Months ended March 31, 1998
                                      -----------------------------------------
                                                                      Per Share
                                      Income      Shares               Amount
                                     --------     ---------           ---------
Net income from operations           $1,200,546
                                     ==========
Basic EPS
Income available to common
shareholders                          1,200,546   17,484,259              $.07
                                                                          ====

Effect of Dilutive Securities
Stock options                                 -      171,059
                                     ----------   ----------


Diluted EPS
Income available to common
shareholders plus assumed
conversions                          $1,200,546   17,655,318             $.07
                                     ==========   ==========             ====





                                        For the Three Months ended March 31,
1997
                                        ---------------------------------------
--
                                                                        Per
Share
                                       Income       Shares               Amount
                                       ------       ------             --------
                                       --
Net income from operations           $2,239,280
                                     ==========
Basic EPS
Income available to common
shareholders                          2,239,280   17,409,947             $.13
                                                                         ====
Effect of Dilutive Securities
Stock options                                 -      414,331
                                     ----------   -----------
Diluted EPS
Income available to common
shareholders plus assumed
conversions                          $2,239,280   17,824,278             $.13
                                     ==========   ==========              ====

                                                -12-
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